Beckstead and Watts, LLP
Certified Public Accountant
                                                       3340 Wynn Road Suite B
                                                          Las Vegas, NV 89102
                                                                 702.257.1984
                                                             702.362.0540 fax





March 28, 2003


To Whom It May Concern:

The firm of Beckstead and Watts, LLP, consents to the inclusion of our report of March 27, 2003, on the Financial Statements of Dogs International (formerly Juris Travel). for the years ended December 31, 2002 and 2001, in its Form 10K-SB filing to be filed with the US Securities and Exchange Commission.

Signed,



/s/ Beckstead and Watts, LLp
Beckstead and Watts, LLP